EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  Ed Cornell
          Executive V.P. and Chief Financial Officer
          Odd Job Stores, Inc.
                (908) 222-1000, extension 285

ODD JOB STORES REPORTS FISCAL 2003 FIRST QUARTER RESULTS

South Plainfield, NJ (May 15, 2003) - Odd Job Stores, Inc. (Nasdaq: ODDJ), today reported an operating loss of $7.8 million for the three-month calendar period ending March 31, 2003, as compared to a $3.3 million operating loss for the 57-day period ending March 31, 2002. Comparative consolidated financial statements for the prior year have been restated to reflect the Company's change in fiscal years to December 31, 2002. In connection with the change in fiscal year end date, the Company also realigned its prior year quarters to a calendar basis to match the current year presentation. Future comparisons will end on the last day of the calendar quarter and will contain comparable three-month periods.

As previously reported, sales for the three-month period ended March 31, 2003 were $43.7 million, compared to $31.8 million for the abbreviated first quarter of 2002. On a comparable calendar basis, sales for the same ninety-day period in 2002 were $47.4. The decrease compared to last year was primarily the result of an 8.3% comparable store decrease. Sales in the first quarter of 2003 were adversely affected by the shift of Easter sales into the second quarter, significant winter storms in the Company's trade territory and the weak retail environment, which was exacerbated by the consumer's attention on the war in Iraq. During March the Company closed two stores and now operates a total of 75 stores.

Financial tables follow.

Odd Job Stores, Inc. is a major closeout retailer operating stores in New York, New Jersey, Connecticut, Pennsylvania, Delaware, Ohio, Kentucky and Michigan under the names "Odd Job", "Odd Job Trading", and "Mazel's". Company information is available on the Internet at www.oddjobstores.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, (i) the Company's continuing execution of its plan to restore its retail stores to profitability;
(ii) the ability to purchase sufficient quality closeout and other merchandise at acceptable terms; and (iii) the ability of the Company to attract and retain qualified management and store personnel. Please refer to the Company's SEC filings for further information.

ODD JOB STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                 90 DAYS           57 DAYS
                                                  ENDED           ENDED (1)
                                              MARCH 31, 2003    MARCH 31, 2002
                                              --------------    --------------
Net Sales                                        $ 43,748          $ 31,795

Gross Profit                                       15,756            12,472
  % of sales                                        36.02%            39.23%

SG&A                                               23,567            15,741
  % of sales                                        53.87%            49.51%

Operating loss                                     (7,811)           (3,269)
  % of sales                                       -17.85%           -10.28%

Other expense - net                                     -               746
Interest expense - net                                142               444
                                                  --------         ---------
Loss before income taxes and change in
  accounting principle                             (7,953)           (4,459)

Income tax benefit                                      -            (1,736)
                                                  --------         ---------
Net loss before change in accounting principle     (7,953)           (2,723)

Change in accounting principle                         -             (9,447)
                                                  --------         ---------
  Net Loss                                        $(7,953)         $(12,170)
                                                  ========         =========
Net loss per common share - basic and diluted:

Loss before change in accounting principle        $ (0.88)         $  (0.30)
Change in accounting principle                          -             (1.05)
                                                  --------         ---------
  Net loss per share                              $ (0.88)         $  (1.35)
                                                  ========         =========

Weighted average shares outstanding             9,050,400         9,015,500
                                                ==========        ==========

(1) Quarter ended March 31, 2002 reflects the period February 3, 2002 to March 31, 2002 due to the change in the Company's fiscal year.

ODD JOB STORES, INC.
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                 MARCH 31,       DECEMBER 31,
                                                   2003              2002
                                               -----------       ------------
                                               (UNAUDITED)
               ASSETS
Current Assets:
  Cash and cash equivalents                       $ 5,707           $13,322
  Other receivables                                    95               218
  Income tax receivable                                 -             4,239
  Inventories                                      36,254            31,942
  Prepaid expenses and other current assets           623               956
                                                 ---------         ---------
     Total current assets                          42,679            50,677

Property and equipment, net                        17,850            18,485
Other assets                                        2,426             2,517
                                                 ---------         ---------
     Total assets                                 $62,955           $71,679
                                                 =========         =========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $14,872           $13,032
  Accrued expenses and other
   current liabilities                              6,577             9,255
                                                 ---------         ---------
     Total current liabilities                     21,449            22,287

Other non-current liabilities                       5,276             5,209
                                                 ---------         ---------
     Total liabilities                             26,725            27,496
                                                 ---------         ---------
Stockholders' equity:
  Preferred stock, no par value, 2,000,000
   shares authorized; no shares issued or
   outstanding                                          -                -
  Common stock, no par value, 14,000,000
   shares authorized; 9,050,400 shares
   issued and outstanding in each period           64,097            64,097
  Accumulated deficit                             (27,867)          (19,914)
                                                 ---------         ---------
    Total stockholders' equity                     36,230            44,183

Commitments and contingencies                           -                 -
                                                 ---------         ---------
    Total liabilities and stockholders' equity    $62,955           $71,679
                                                 =========         =========